                                                               Exhibit 99 (I)(2)

                                POWER OF ATTORNEY

   KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Marguerite E.H. Morrison and Michael Hession, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements applicable to Eclipse Funds Inc. and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                            Title                              Date
---------                            -----                              ----
/s/ Jeffrey J. Gaboury
----------------------
Jeffrey J. Gaboury                   Vice President, Treasurer and      July 11, 2005
                                     Chief Financial Officer